                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           The Wackenhut Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[WACKENHUT - LOGO]


EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 1998

To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Friday, April 24, 1998, at 9:00 A.M. at the Ritz Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, for the purpose of considering and acting on the matters following:

     (1)  the election of eleven directors for the ensuing year;

     (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1998, and to perform such other services as may be requested;

     (3) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of Series A Common Stock of record at the close of business March 2, 1998, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.

                              James P. Rowan
                              Senior Vice President, General Counsel,
                              and Assistant Secretary

March 19, 1998

PROXY STATEMENT

                                                                  March 19, 1998

The Wackenhut Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (561) 622-5656


General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation (the "Company" or the "Corporation") for the Annual Meeting of the Shareholders of the Corporation to be held at the Ritz Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, April 24, 1998, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:

     FOR  - The election of the Directors nominated by the Board of Directors

     FOR - Proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation.

Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 2, 1998, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On December 28, 1997, 3,855,582 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March
19, 1998.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of eleven (11) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. Seven (7) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting. Carroll A. Campbell was elected by the Directors in April, 1997. Two (2) of the nominees, Benjamin R. Civiletti and John F. Ruffle are currently Directors of the Corporation's subsidiary, Wackenhut Corrections Corporation, and are currently proposed for re-election to that Board of Directors as well as to be elected to the Board of Directors of the Corporation. Alan B. Bernstein is to be elected to the Board of Directors of the Corporation for the first time at the April 24, 1998 Annual Meeting of Shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:


NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION

--------------------------------------------------------------------------------

JULIUS W. BECTON, JR.    General Becton is the Chief Executive Officer and
        1994             Superintendent of the Washington, D.C. Public School
       Age 71            System. He is a former President of Prairie View A & M
                         University. He entered the Army as a Private in 1944 and rose to the rank of Lieutenant General. While in
      [PHOTO]            the Army, he commanded the lst Cavalry Division and the
                         VII Corps, and was the Deputy Commanding General of the U.S. Army Training and Doctrine Command. He is a veteran of three wars, World War II, the Korean War and Vietnam. After departing the service in 1983, he served as Director of the Office of U.S. Foreign Disaster
                         Assistance, and from 1985 to 1989 was the Director, Federal Emergency Management Agency. He was later chief operating officer for American Coastal Industries, Inc.
                         He is on the Board of Directors of General Dynamics
                         Corporation, NSC Discovery Center, Inc., and the Marine
                         Spill Response Corporation. He is a member of the Defense Science Board Readiness Task Force, and the
                         Department of Defense Army Advisory Panel. He is a trustee of the George C. Marshall Foundation, and serves on the board of several civic public service organizations. He received numerous U.S. Army service and valor awards, including the Distinguished Service
                         Medal; and the Distinguished Service Award for his service as Director, Federal Emergency Management
                         Agency. He has a B.S. from Prairie View A & M
                         University; an M.A. in economics from the University of Maryland, and has been awarded honorary Doctor of Laws degrees by three universities.(f)

--------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION

--------------------------------------------------------------------------------

   ALAN B. BERNSTEIN     Alan B. Bernstein has been Executive Vice President of
          ----           the Corporation since 1991, and is also President of
         Age 50          the Corporation's North American Operations Group. Mr.
                         Bernstein has been with the Corporation since 1976, except for a period in 1982 when he was a partner in a family-owned security alarm business in New York State.
         [PHOTO]         He was appointed President, Wackenhut Systems
                         Corporation in 1983, and subsequently was named Vice
                         President, Corporate Business Development in 1984; Vice
                         President, Domestic Operations in 1985; and was Senior
                         Vice President, Domestic Operations from 1986-91. He also serves on the Board of Directors of Ranger
                         Security Detectors, Inc., El Paso, Texas; and several subsidiaries of the Corporation. He is on the Board of Directors of the Miami Museum of Science and Planetarium, and is a member of the American Society for Industrial Security. He has a B.S.E.E. degree from the University of Rochester, and an M.B.A. degree from Cornell University.

--------------------------------------------------------------------------------

CARROLL A. CAMPBELL, JR. Governor Campbell served two terms as the Governor of
          1997           South Carolina (1987-95), and four terms representing
         Age 57          South Carolina's fourth district in the U.S. House of
                         Representatives (1979-86). He also served in the South
                         Carolina House of Representatives (1970-74) and was elected to the South Carolina Senate in 1976. While
         [PHOTO]         serving as Governor, he was also Chairman of the
                         National Governors Association (1993-94) and co-chair of the National Governors Association Task Force on
                         Education. He is recognized as a leader in promoting initiatives for excellence in education at the state and national levels, and has served as chairman of the National Education Goals Panel and co-chair of the National Council on Education Standards and Testing.
                         Gov. Campbell is currently the President and Chief
                         Executive Officer of the American Council of Life
                         Insurance. His business career began at age 19, when he co-founded a business which eventually developed a chain of 13 restaurants. He remains active today in several small business enterprises, and serves on the boards of directors for the Fluor Corporation, AVX
                         Corporation, Norfolk Southern Corporation, and the Boy
                         Scouts of America. He is ex officio board chairman for he Huntington Society, an arts foundation. He has an M.A. degree from the American University, is a member of three national honor societies, and holds nine honorary doctorate degrees. (b)(e)

--------------------------------------------------------------------------------

 BENJAMIN R. CIVILETTI   Mr. Civiletti has served as a Director of Wackenhut
          ----           Corrections Corporation since April 1994. Mr. Civiletti
         Age 62          has been Chairman of the law firm Venable, Baetjer and
                         Howard since 1993 and was Managing Partner of the firm from 1987 to 1993. From 1979 to 1980, Mr. Civiletti served as the Attorney General of the United States.
         [PHOTO]         Mr. Civiletti is Chairman of the Board of Greater
                         Baltimore Medical Center and the Founding Chairman of the Maryland Legal Services Corporation; a Director of
                         Bethlehem Steel Corporation, and a Director of MBNA
                         Corporation and MBNA International. Mr. Civiletti is a
                         Fellow of the American Bar Foundation, the American Law
                         Institute, and the American College of Trial Lawyers.
                         Mr. Civiletti was Chairman of the Maryland Governor's
                         Commission on Welfare Policy in 1993, and a member of the Maryland Governor's Task Force on Alternatives to
                         Incarceration in 1991.

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION

--------------------------------------------------------------------------------

  ANNE NEWMAN FOREMAN    Mrs. Foreman served as Under Secretary of the
          1993           United States Air Force from September 1989 until
         Age 50          January 1993. Prior to her tenure as Under Secretary,
                         she was General Counsel of the Department of the Air
                         Force and a member of the Department's Intelligence
                         Oversight Board. Mrs. Foreman served in the White House
         [PHOTO]         as Associate Director of Presidential Personnel for
                         National Security (1985-1987) and practiced law with the Washington office of the Houston-based law firm of Bracewell and Patterson, and with the British solicitors Boodle Hatfield, Co., in London, England
                         (1979-1985). Mrs. Foreman is a former member of the career Foreign Service, having served in Beirut, Lebanon; Tunis, Tunisia, and the U.S. Mission to the
                         United Nations in New York. She was a U.S. Delegate to the 3lst Session of the U.N. General Assembly and to the 62nd Session of the U.N. Economic and Social
                         Council. Mrs. Foreman received a B.A. degree, Magna Cum
                         Laude, from the University of Southern California and a M.A. (History) from the same institution. She also holds a J.D. from American University and was awarded an Honorary Doctorate of Laws from Troy State
                         University. Mrs. Foreman is a member of Phi Beta Kappa, has been a member of numerous Presidential delegations, and was twice awarded the Air Force Medal for Distinguished Civilian Service. (c)(d) (e)


--------------------------------------------------------------------------------

EDWARD L. HENNESSY, JR.  Mr. Edward L. Hennessy, Jr., served as Chairman of the
          1993           Board and Chief Executive Officer of Allied-Signal Inc.
         Age 50          from 1979 to 1991. He was previously Executive Vice
                         President and member of the Board of Directors and Executive Committee of United Technologies Corporation,
                         Senior Vice President for Administration and Finance
         [PHOTO]         for Heublein, Inc. and Controller with IT&T
                         Corporation. He is a member of the Board of Directors of Lockheed Martin, The Bank of New York, Walden
                         Residential Properties, Inc., and NAI Technologies,
                         Inc. He is a Trustee of The Catholic University of
                         America, a Director of The Coast Guard Academy
                         Foundation, Inc., founding President of the Tri-County
                         Scholarship Fund and Treasurer of the March of Dimes.
                         He was a member of The President's Private Sector
                         Survey on Cost Control, The (New Jersey) Governor's
                         Management Improvement Plan, Inc., and the Tender Offer
                         Advisory Committee of the Securities & Exchange
                         Commission. He also is a member of The Conference
                         Board, Inc. and the Economic Club of New York. He has numerous honorary degrees and is a graduate of Fairleigh Dickinson University in New Jersey, where he is a Trustee and Chairman of the University's Board.
                         (a)(c)

--------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION

--------------------------------------------------------------------------------

   PAUL X. KELLEY        General Kelley is a Partner with J.F. Lehman, Inc., a
        1988             New York private investment firm. He served as Vice
       Age 69            Chairman, Cassidy & Associates, Inc., a government
                         relations firm from 1989 to 1998. Prior to that, he was Commandant of the Marine Corps and Member of the Joint
                         Chiefs of Staff from 1983 until his retirement in 1987.
       [PHOTO]           He currently serves on the Board of Directors of Allied
                         Signal, Inc., an aerospace, automotive and engineered materials company; GenCorp, Inc., a propulsion, electronics and polymers company; Saul Centers Inc., a real estate investment trust; Sturm Ruger & Co., Inc., a small arms company; and UST, Inc., a tobacco products and wine company. He is the recipient of numerous awards for valor and distinguished service during thirty-seven years of active military service. General
                         Kelley has a B.S. in Economics from Villanova
                         University and is a Distinguished Graduate of the Air
                         War College. He is the recipient of five honorary doctorate degrees from major universities. (b)(c)(e)

--------------------------------------------------------------------------------

  NANCY CLARK REYNOLDS   Ms. Reynolds is Senior Consultant of The Wexler Group,
         1986            a governmental relations and public affairs consulting
        Age 70           firm in Washington, D.C.. She currently serves as a
                         Director of The Norrell Corporation, a temporary help service firm. She is a member of the Board of the National Park Foundation and a trustee of the Smithsonian Museum of the American Indian. She is a
        [PHOTO]          past President of the Business and Government Relations
                         Council. She was formerly a Director of the Chicago
                         Mercantile Exchange, G.D. Searle & Co., Sears, Roebuck
                         & Co., Allstate Insurance Company and Viacom
                         International. From 1977-82, she was a Vice President of the Bendix Corporation. She received her B.A. degree in English from Goucher College and an Honorary Degree of Law from Gonzaga University. (f)

--------------------------------------------------------------------------------

    JOHN F. RUFFLE       Mr. Ruffle is a retired Vice Chairman and Director of
         ----            J.P. Morgan & Co., Inc. and Morgan Guaranty Trust
        Age 60           Company of New York since June 1, 1993. He joined J.P.
                         Morgan in 1970 as Controller and was named CFO in 1980, and elected Vice Chairman in 1985. Earlier, he was Assistant Treasurer and Director of Accounting for
                         International Paper Company. Mr. Ruffle also serves as
        [PHOTO]          a Director of Bethlehem Steel Corporation, American
                         Shared Hospital Services and Trident Corporation, and
                         Wackenhut Corrections Corporation. He is a Trustee of the Johns Hopkins University and of JPM Series Trust
                         II(mutual funds). He is a past President of the Board of Trustees of the Financial Accounting Foundation and a past Chairman of the Financial Executives Institute, and in 1991 received the Financial Executive
                         Institute's National Award for Distinguished Service.
                         Mr. Ruffle is a graduate of the Johns Hopkins
                         University and earned an M.B.A. in Finance from Rutgers
                         University. He is also a CPA.

--------------------------------------------------------------------------------

NOMINEE AND YEAR         PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR    AND OTHER INFORMATION

--------------------------------------------------------------------------------

  GEORGE R. WACKENHUT    Mr. Wackenhut is Chairman of the Board and Chief
          1958           Executive Officer of the Corporation. He was President
         Age 78          of the Corporation from the time it was founded until
                         April 26, 1986. He formerly was a Special Agent of the
                         Federal Bureau of Investigation. He is Chairman of the
                         Board of Directors of Wackenhut Corrections
         [PHOTO]         Corporation, a former member of the Board of Directors
                         of SSJ Medical Development, Inc., Miami, Florida, and is on the Dean's Advisory Board of the University of Miami School of Business. He is on the National Council of Trustees, Freedoms Foundation at Valley Forge, the
                         President's Advisory Council for the Small Business
                         Administration, Region IV, and a member of the National
                         Board of the National Soccer Hall of Fame. He is a past participant in the Florida Governor's War on Crime and a past member of the Law Enforcement Council, National
                         Council on Crime and Delinquency, and the Board of Visitors of the U.S. Army Military Police School. He is also a member of the American Society for Industrial
                         Security. He was a recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela. Mr. Wackenhut received his B.S. degree from the University of Hawaii and his M.Ed. degree from Johns Hopkins University. Mr. Wackenhut is married to
                         Ruth J. Wackenhut, Secretary of the Corporation. His son Richard R. Wackenhut, is a Director-Nominee.(a)(f)

--------------------------------------------------------------------------------

  RICHARD R. WACKENHUT   Mr. Wackenhut, President and Chief Operating Officer of
          1986           the Corporation since April 26, 1986, was formerly
         Age 50          Senior Vice President, Operations from 1983-1986. He
                         was Manager of Physical Security from 1973-74. He also served as Manager, Development at the Corporation's
                         Headquarters from 1974-76; Area Manager, Columbia, SC
         [PHOTO]         from 1976-77; District Manager, Columbia, SC from
                         1977-79; Director, Physical Security Division at
                         Corporate Headquarters 1979-80; Vice President,
                         Operations from 1981-82; and Senior Vice President,
                         Domestic Operations from 1982-83. Mr. Wackenhut is a member of the Board of Directors of Wackenhut
                         Corrections Corporation, a Director of Wackenhut del
                         Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut
                         Dominicana, S.A.; Wackenhut Resources, Inc.; and a
                         Director of several domestic subsidiaries of the Corporation. He is Vice Chairman of Associated
                         Industries of Florida. He is also a member of the American Society for Industrial Security, a member of the International Security Management Association, and the International Association of Chiefs of Police. He received his B.A. degree from The Citadel in 1969, and completed the Advanced Management Program of the Harvard University School of Business Administration in
                         1987. Mr. Wackenhut is the son of George R. Wackenhut, a Director-Nominee, and Ruth J. Wackenhut, Secretary of the Corporation. (a)(d)

--------------------------------------------------------------------------------

 (a)     Member of Executive Committee
 (b)     Member of Nominating and Compensation Committee
 (c)     Member of Audit and Finance Committee
 (d)     Member of Corporate Planning Committee
 (e)     Member of Operations and Oversight Committee
 (f)     Member of Fair Employment Practices Committee

The election of the directors listed on the previous pages will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:

    Edward L. Hennessy, Jr., Chairman                  Anne N. Foremen
    Richard G. Capen, Jr., Vice Chairman               Paul X. Kelley


The Audit and Finance Committee met five times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

     1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
     2.   Review the proposed scope of the audit and fees.
     3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
     4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
     5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
     6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
     7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
     8.   Make periodic reports to the full Board on its activities.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1997 fiscal year. Julius W. Becton, Jr. attended less than 75% of Board and assigned Committee meetings, having missed two Board meetings because of pressing duties associated with his position as Chief Executive Officer and Superintendent of the Washington, D.C. Public School System.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of March 2, 1998, by each Director Nominee for election as director at the 1998 Annual Meeting of Shareholders, by each named executive officer, by all Director Nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Series A or Series B Common Stock.

                                                                          COMMON STOCK

                                                       SERIES A-(VOTING)                      SERIES B-(NON-VOTING)

BENEFICIAL OWNER (1)                       AMOUNT & NATURE     PERCENT             AMOUNT & NATURE        PERCENT
                                           OF BENEFICIAL         OF                OF BENEFICIAL            OF
                                             OWNERSHIP (2)      CLASS              OWNERSHIP (2)(6)        CLASS
------------------------------------------------------------------------------------------------------------------
DIRECTOR NOMINEES
Julius W. Becton, Jr.                              --            --                     6,656                *
Alan B. Bernstein                                 500             *                    75,465                *
Carroll A. Campbell, Jr.                            0            --                         0               --
Benjamin R. Civiletti                               0            --                         0               --
Anne Newman Foreman                               200             *                     6,550                *
Edward L. Hennessy, Jr.                           200             *                     6,562(3)             *
Paul X. Kelley                                  1,000(3)          *                     8,937(3)             *
Nancy Clark Reynolds                            1,400             *                     7,912                *
John F. Ruffle                                      0            --                         0               --
George R. Wackenhut                         1,929,606           50.05%              2,234,571(4)         20.16%
Richard R. Wackenhut                               65             *                   780,612(5)          7.04%

EXECUTIVE OFFICERS
George C. Zoley                                     0            --                         0               --
Fernando Carrizosa                                  0            --                    70,606                *

ALL NOMINEES AND EXECUTIVE                  1,932,971           50.13%              3,411,454            30.77%
OFFICERS AS A GROUP

OTHER
Eagle Asset Management, Inc. (7)                   --             --                1,111,515            10.03%
The TCW Group, Inc. and Robert Day (8)             --             --                  716,000             6.46%
Wellington Management Company, LLP (9)        223,600            5.80%                     --               --

*Beneficially owns less than 1%

     (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida.

     (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

     (3)  All shares held jointly with his wife.

     (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation.

     (5) 65 shares of Series A and 137 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and 698,155 Series B shares held in an irrevocable family trust for the benefit of Richard R. Wackenhut and the balance held directly by him.

     (6) Includes Series B shares over which the Executive Officers and Director Nominees have options.

     (7) The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, FL 33716.

     (8) The address of The TCW Group, Inc. and Robert Day is 865 South Figueroa Street, Los Angeles, CA, 90017.

     (9) The address of Wellington Management Company is 75 State Street, Boston, MA, 02109.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 28, 1997, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Company, and the capacities in which the services were rendered.

SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                                --------------------------------          -----------------------------------------------------
                                                                                     AWARDS                PAYOUTS
                                                                          RESTRICTED       SECURITIES                 ALL OTHER
                                                                            STOCK         UNDERLYING         LTIP     COMPEN-
                                                                            AWARDS         OPTIONS/         PAYOUTS   SATION
NAME AND PRINCIPAL POSITION    YEAR       SALARY ($)    BONUS ($)         ($)(1)(2)        SARS(#)(6)       ($)(5)   ($)(3)& (4)

------------------------------------------------------------------       ------------------------------    ---------------------
George R. Wackenhut,            1997      1,006,000     250,000                 --        22,000             -         16,543
Chairman of the Board and       1996        859,000     335,000                 --        18,000             -         16,543
Chief Executive Officer         1995        784,000     198,000                 --        25,000             -         16,543

Richard R. Wackenhut,           1997        643,000     200,000             42,329        20,000             -         78,500
President and Chief             1996        555,000     217,000             36,663        16,000             -        127,500
Operating Officer               1995        508,000     128,000             33,330        22,500             -         60,000

Alan B. Bernstein,              1997        382,000     165,000             22,498        15,000             -         67,000
Executive Vice President,       1996        313,000     150,000             18,598        14,000             -        109,000
and President, North            1995        287,000      96,000             16,798        16,250             -         51,000
American Operations Group

George C. Zoley                 1997        366,000     122,500                 --        20,000             -         32,004
Wackenhut Corrections Corp.     1996        288,000     101,500                 --        20,000             -         25,906
President and Chief Executive   1995        249,000      70,000                 --         7,500             -         11,755
Officer and Director

Fernando Carrizosa              1997        253,000     100,000             13,332        12,000             -         63,000
Senior Vice President and       1996        226,000      75,000             11,999        12,000             -         84,000
President, International        1995        207,000      55,000             10,932        12,500             -         50,000
Group

     (1) The aggregate number and value of restricted stock holdings (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at December 28, 1997 is as follows:

                                    Restricted
                                      STOCK           PERFORMANCE             TOTAL                 FAIR
                                      UNITS             SHARES             UNITS/SHARES        MARKET VALUE
------------------------------------------------------------------------------------------------------------
          G. R. Wackenhut                --             28,681                 28,681          $521,636
          R. R. Wackenhut            16,935             11,142                 28,077           510,650
          A. B. Bernstein             8,148              5,787                 13,935           253,443
          G. C. Zoley                    --                 --                     --                --
          F. Carrizosa                5,273              3,577                  8,850           160,959

Restricted stock units and performance shares have been restated to reflect the 25% stock dividend declared in 1995. Restricted stock units do not vest until after 7 years continuous employment from the date of grant.

     (2)  Dividends are paid on restricted stock.

     (3) This column represents (for the CEO) the cost of a split-dollar life insurance policy covering George R. Wackenhut and Ruth J. Wackenhut.

     (4) This column represents (except for the CEO) the cost of providing for future liabilities under the Senior Officer Retirement Plan except for Mr. Zoley who is provided for under the Corrections Subsidiary Senior Officer Retirement Plan.

     (5) There was no payout of awards because return on equity performance goals were not met.

     (6) The following securities underlying options were granted under stock option plans of Wackenhut Corrections Corporation:


                                                                       SECURITIES UNDERLYING OPTIONS(#)
                           NAME                                     1997             1996           1995
                           -------------------------------------------------------------------------------
                           George R. Wackenhut                      ------           ------         ------
                           Richard R. Wackenhut                     ------           ------         ------
                           Alan B. Bernstein                        ------           ------         ------
                           George C. Zoley                          20,000           20,000         ------
                           Fernando Carrizosa                       ------           ------         ------

LONG-TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during 1997. The Plan is a series of successive overlapping three-year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.


                                                                         ESTIMATED FUTURE PAYOUTS
                             NUMBER OF          PERFORMANCE         UNDER NON-STOCK PRICE-BASED PLAN
                              SHARES,            OR OTHER
                             UNITS, OR          PERIOD UNTIL        THRESHOLD       TARGET    MAXIMUM
                            OTHER RIGHTS        MATURATION OR       PAYOUT(2)       PAYOUT    PAYOUT
NAME                           (#) (1)           PAYOUT (2)            ($)            ($)        ($)
--------------------------------------------------------------------------------------------------------
George R. Wackenhut             14,474          1997-1999            110,000       220,000    330,000
Richard R. Wackenhut             5,570          1997-1999             42,336        84,671    127,007
Alan B. Bernstein                2,961          1997-1999             22,501        45,002     67,503
George C. Zoley                      0          1997-1999                  0             0          0
Fernando Carrizosa               1,754          1997-1999             13,334        26,668     40,002

     (1) Performance shares and restricted stock units are awarded under the Plan, however, only performance shares are reflected above since restricted stock units are not contingent upon performance and are reported separately in the Summary Compensation Table, Long-Term Compensation Restricted Stock Awards column.
     (2) Average return on equity performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                                VALUE ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                                          FOR OPTION TERM (3)
                             ---------------------------------------------------------------------------------------------
                              NUMBER OF       % OF TOTAL
                              SECURITIES      OPTIONS/SARS
                              UNDERLYING      GRANTED TO       EXERCISE OR
                              OPTIONS/SARS    EMPLOYEES IN     BASE PRICE           EXPIRATION
NAME                          GRANTED         FISCAL YEAR      ($/SHARE)              DATE          5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------
George R. Wackenhut    (1)      22,000           10.3%            15.25             27-Jan-07       210,994     534,701
Richard R. Wackenhut   (1)      20,000            9.4%            15.25             27-Jan-07       191,813     486,091
Alan B. Bernstein      (1)      15,000            7.0%            15.25             27-Jan-07       143,860     364,569
George C. Zoley        (2)      20,000           11.7%            21.50             22-Jan-07       270,425     685,309
Fernando Carrizosa     (1)      12,000            5.6%            15.25             27-Jan-07       115,088     291,655


     (1) Options granted under the Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan").

     (2) Options granted under Wackenhut Corrections Corporation's Stock Option Plan (the "Second Plan").

     (3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                     SECURITIES                 VALUE OF
                                                                     UNDERLYING                UNEXERCISED
                                                                     UNEXERCISED               IN-THE MONEY
                                                                     OPTIONS/SARS              OPTIONS/SARS
                                                                      AT FISCAL                 AT FISCAL
                            SHARES                                   YEAR-END (#)              YEAR-END ($)
                            ACQUIRED         VALUE                ----------------------------------------------
                            ON EXERCISE      REALIZED              EXERCISABLE (E)/          EXERCISABLE (E)/
                            (#)                ($)                UNEXERCISABLE (U)          UNEXERCISABLE (U)
----------------------------------------------------------------------------------------------------------------
George R. Wackenhut         (A) NONE           NA                      99,375 E                   738,133 E
                            (B) NONE           NA                      32,864 E                   677,409 E
                            (C) NONE           NA                      74,666 E                 1,348,655 E

Richard R. Wackenhut        (A) NONE           NA                      89,750 E                   667,828 E
                            (C) NONE           NA                      74,666 E                 1,348,655 E

Alan B. Bernstein           (A) 15,000        96,035                   53,688 E                   460,572 E
                            (B) 14,188       396,200                        - E                         - E
                            (C) NONE           NA                      56,000 E                 1,011,500 E

George C. Zoley             (A) 7,500         61,500                        -                           -
                            (C) 24,666       641,957                   62,000 E                   904,375 E
                                                                       28,000 U                     3,750 U
Fernando Carrizosa          (A) NONE           NA                      55,250 E                   403,359 E
                            (C) NONE           NA                      46,666 E                   842,905 E

     (A) The Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan").
     (B) Wackenhut Corrections Corporation 1994 Stock Option Plan (the "First Plan")
     (C)  Wackenhut Corrections Corporation Stock Option Plan (the "Second
          Plan")

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.

                                           RETIREMENT PLAN TABLE
                                             ANNUAL BENEFITS
                        -----------------------------------------------------------
                                 OFFICER                       BENEFICIARIES
                        -----------------------------------------------------------
G.R. Wackenhut                  -             -                  -                -
R.R. Wackenhut          $ 175,000      20 years          $ 100,000         10 years
A.B. Bernstein            150,000      20 years            100,000         10 years
G.C. Zoley                      -             -                 -                 -
F. Carrizosa              100,000      20 years             50,000         10 years


The Retirement Plan for senior officers provides that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty (20) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for ten (10) years if they die before age 60.

The Corporation has purchased life insurance on the lives of such senior officers in amounts that, in the aggregate, will substantially fund its future liability under the Retirement Plan.

With respect to the five most highly compensated executive officers of the Corporation, George R. Wackenhut is not a participant in the Retirement Plan, and George C. Zoley participates in an Executive Officer Retirement Plan established by Wackenhut Corrections Corporation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met four times in fiscal 1997. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, (with the exception of Mr. Zoley whose compensation is recommended by the Compensation Committee of Wackenhut Corrections Corporation) including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the CEO and COO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO and COO), the Compensation Committee evaluates numerous factors, such as the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officer's efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 1997 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 1997, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and icome and Business Unit revenues and service profits. The Bonus Plan is intended as an incentive for executives to increase revenue and profit and uses these as factors in calculating the individual bonuses. The Bonus Plan formula weights these factors depending upon the position of the executive. For example, the President of a Business Unit is measured on factors of 60% Corporate results (30% corporate revenue and 30% corporate income) and 40% Business Unit service profit. All other positions are measured on weighted factors of 30% corporate revenue and 70% corporate income before taxes. The formula excludes extraordinary non-recurring items as occured in 1997. An adjustment to the individual incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. Because of the extraordinary non-recurring items in 1997, the bonuses for the CEO and the COO were adjusted downward by 38% and 22% respectively. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation of same among the participants, are based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan for 1997. The Company has elected to comply with Section 162(m) of the Internal Revenue Code to the extent it deems appropriate.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participant's base salary depending upon the participant's position with the Company. The target incentive award for fiscal 1997 for the CEO, the Chief Operating Officer, Executive Vice Presidents, and Senior Vice Presidents of the Company were 22%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Awards have been limited to grants of restricted stock units, performance shares and stock options. The Compensation Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employee's continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year increase in earnings per share (EPS) performance goals established by the Compensation Committee are attained. In setting the EPS increase goals for each three-year period, the Compensation Committee considers prior years' performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant.

The purpose of the Incentive Plan is two fold, one to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met, and secondly, to recognize length of service and encourage retention through the grants of restricted shares. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

By the Nominating and Compensation Committee
    General Paul X. Kelley, Chairman              Governor Carroll A. Campbell
    Ambassador Richard G. Capen, Jr.              Anne Newman Foreman  (1)

     (1) Took part in the Committee meeting which approved this report due to the absence of a regular member.


                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                THE WACKENHUT CORPORATION, WILSHIRE 5000 EQUITY,
              AND S&P SERVICES (COMMERCIAL AND CONSUMER) INDEXES**
                    (Performance through December 31, 1997)




                                    [GRAPH]



The above graph compares the performance of The Wackenhut Corporation with that of the Wilshire 5000 Equity, and the S&P Services Index, which is a published industry index. An outside consulting firm was retained to evaluate the feasibility of constructing a custom peer group or the selection of a comparable peer group. The consultant's conclusion was that there is no appropriate five-year index of large labor-intensive security and protective service companies presently available and the construction of a custom peer group would not be appropriate because of the lack of sufficient data on the other large security companies. The selection of the S&P Services Index was the closest index the consultants believed appropriate. If there is a published index of large security companies or when sufficient data is available, the Company may consider, in future years, changing to a different index or custom peer group in place of the S&P Services Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. In this connection, an agreement provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of the costs.


SERVICE AGREEMENTS. The Company and its consolidated subsidiary, Wackenhut Corrections Corporation ("WCC"), entered into a services agreement (the "1994 Services Agreement") effective January 3, 1994 pursuant to which the Company agreed to provide certain services to WCC through December 31, 1995. The Company and WCC entered into a new services agreement (the "1996 Services Agreement", and together with the 1994 Services Agreement, the "Services Agreements") on December 20, 1995, which became effective January 1, 1996, pursuant to which the Company agreed to continue to provide certain of these services to WCC through December 31, 1997.

In accordance with the terms of the Services Agreement, WCC paid the Company a fixed annual fee for services (the "Annual Services Fee") equal to $1,093,000 in fiscal 1995, $1,100,342 in fiscal 1996 and $1,200,342 in fiscal 1997. Management of WCC believes that the Annual Services Fees under the Services Agreements are on terms no less favorable to the Company and WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreements, WCC may obtain such services from another party and terminate the provision of such services by the Company with a corresponding reduction in the Annual Services Fee.

Under each of the Services Agreements, the services to be provided by the Company to WCC for the Annual Services Fee include the following:

          LEGAL SERVICES. Under each of the Services Agreements, the Company provides legal advice on all matters affecting WCC, including, among other things, assistance in the preparation of Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of WCC's business, including employee related matters.

          FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under each of the Services Agreements, the Company provides WCC with (i) cash management, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the Services Agreements, the Company also provided WCC with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

          HUMAN RESOURCES SERVICES. Under Each of the Services Agreements, the Company provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. The Company also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by the Company to WCC beyond the services covered by the Annual Services Fees are billed to WCC at cost or on a cost plus basis as described in each of the Services Agreements or on such other basis as WCC and the Company agree. The Services Agreements provided WCC the option to utilize the Company's Domestic Operations Group Food Services Division (the "Food Services Division") to (i) provide WCC with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for which WCC has reimbursed the Company for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of WCC's facilities (for which WCC agreed to pay the Company a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Commencing in October 1995, WCC ceased contracting with the Food Services Division of the Company to obtain meals for inmates at all but two of the facilities it managed. Since October 1995, WCC has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to WCC during fiscal 1995, fiscal 1996, and fiscal 1997, for services not covered by the Annual Services Fee paid under the 1994 and 1996 Services Agreement.


                                                   FISCAL 1995           FISCAL 1996           FISCAL 1997
----------------------------------------------------------------------------------------------------------
         Food Services                              3,903,000            $   450,000            $  461,000
         Casualty Insurance Premiums (1)            2,169,000              3,306,000             4,957,000
         Interest Charges (Income) (2)               (172,000)                40,000                10,000
         Office Rental (3)                            106,000                269,000               285,000

         TOTAL                                      6,006,000             $4,065,000            $5,713,000


     (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through the Company's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums to a captive reinsurance company that is wholly owned by the Company. Under the terms of each of the Services Agreements, WCC also has the option to continue to participate in certain other insurance policies maintained by the Company for which WCC reimburses the Company for direct and indirect costs associated in providing such services.

     (2) WCC charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect the Company's average interest costs on long-term debt, exclusive of mortgage financing. Prior to WCC's IPO, for purposes of computing interest expense, it was assumed that debt represented 50% of WCC's total capital.

     (3) Effective January 3, 1994, WCC entered into a two-year lease agreement with the Company providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which WCC believes to be no less favorable to WCC and the Company than could have been obtained from unaffiliated third parties). In 1995, the Company sold the office building and relocated its headquarters to Palm Beach Gardens, Florida, in March 1996. WCC has relocated its corporate offices to the Company's new headquarters, and has negotiated a lease on terms which WCC believes will be no less favorable to WCC and the Company than could have been obtained from unaffiliated third parties.

Management of the Company believes that the services provided for the Annual Services Fees and the other services that will or may be provided under each of the Services Agreements are, or will be, on terms no less favorable to the Company and WCC than could have been obtained from unaffiliated third parties.

Under the terms of each Services Agreements, the Company has further agreed that for so long as it provides WCC with any services (including those provided under the Services Agreement) and for a period of two years thereafter, The Company and its affiliates will not directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, the Company will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States.

Nevertheless, in the United States, the Company's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. WCC has also agreed that it will provide the Company with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

Other Transactions and Relationships. Prior to its IPO, WCC borrowed money from time to time from the Company for working capital and general corporate purposes and was charged interest on the basis described above. Upon consummation of its IPO, all outstanding indebtedness of WCC to the Company was repaid.

From time to time, the Company has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

The Company anticipates that it may, from time to time, use the services of the law firm of Venable, Baetjer and Howard, of which Mr. Benjamin R. Civeletti, a Director Nominee of The Wackenhurt Corporation is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of WCC, also serves as Senior Vice President of the Corporation, and a Director of each of Wackenhut Corporations (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian Correctional Services Pty Limited, and Australasian Correctional Management Pty Limited, affiliates of the Company. James P. Rowan, Senior Vice President and General Counsel of the Company also serves as the General Counsel and Secretary of WCC. George R. Wackenhut, Chairman of the Board and Chief Executive Officer of the Company, also serves as Chairman of the Board of WCC and, together with his wife, Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.05% of the issued and outstanding voting common stock of the Company. Richard R. Wackenhut, the President and Chief Operating Officer of the Company, is also a Director of WCC. He is the son of George R. and Ruth J. Wackenhut.


DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1997 an annual retainer fee at the rate of $ 20,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also receives from the Corporation annually, an option to purchase 2,000 shares of Series B Common Stock of the Corporation.

No Directors or their affiliates were compensated for services rendered to the Corporation during 1997 other than the compensation described above.


SECTION 16 FILING VIOLATIONS

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1997 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practices, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1998, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.


SHAREHOLDERS PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 23, 1999, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1998.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.



                                   By order of the Board of Directors


                                   James P. Rowan
                                   Senior Vice President, General Counsel
                                   and Assistant Secretary

March 19, 1997





--------------------------------------------------------------------------------
A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO ROBERT P. HARWOOD, VICE PRESIDENT, INVESTOR/PUBLIC RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE #100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                                                      APPENDIX A

                       WACKENHUT CORRECTIONS CORPORATION

                           4200 WACKENHUT DRIVE #100
                       PALM BEACH GARDENS, FLORIDA 33410

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The Wackenhut Corporation held of record by the undersigned on March 2 ,1998, at the Annual Meeting of Shareholders to be held at the Ritz Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, at 9:00 A.M., April 23, 1998, or at any adjournment thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)
-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                           Please mark      [ X ]
                                                                                               your vote as
                                                                                               indicated in
                                                                                               this example

1.   ELECTION OF DIRECTORS                                       NOMINEES;
                                                                 Julius W. Becton, Jr.       Edward L. Hennessy, Jr.
       VOTE FOR all nominees                VOTE WITHHELD        Alan B. Bernstein           Paul X. Kelley
    listed to the right (except          as to all nominees.     Carroll A. Campbell, Jr.    Nancy Clark Reynolds
     as marked to the contrary).                                 Benjamin R. Civiletti       John F. Ruffle
              [  ]                             [  ]              Ann Newman Foreman          George R. Wackenhut
                                                                                             Richard R. Wackenhut

                                                                 INSTRUCTION:  To withhold authority to vote for any
                                                                 individual nominee, strike a line through the nominee's
                                                                 name in the list above.

2.   Proposal to approve for the fiscal year 1998                FOR     AGAINST     ABSTAIN
     the Appointment of ARTHUR ANDERSEN LLP                      [  ]     [   ]       [   ]
     as the independent certified public accountants
     of the Corporation.

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                                Please date and sign exactly as name appears below.  Joint owners should each sign.  Attorneys-in-fact, Executors, Administrators,
                                                                Trustees, Guardians, or corporate officers should give full title.

                                                                Date:                                                        1998
                                                                     ------------------------------------------------------,

                                                                -----------------------------------------------------------------
                                                                                         Signature

                                                                -----------------------------------------------------------------
                                                                               Signature if held jointly


   PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.
---------------------------------------------------------------------------------------------------------------------------------
                                                  - FOLD AND DETACH HERE -


                                                April 2, 1998


Dear Shareholder,

This letter is to inform you of an error on the Proxy card that you recently received as a stockholder in The Wackenhut Corporation.

The original card listed ten (10) Directors for election to the Board. In fact, there are eleven (11) Director nominees. The individual omitted from the original list is nominee, John F. Ruffle.

Herewith is a corrected Proxy card with a postage paid return envelope. You are not required to return this corrected Proxy card unless you wish to make a change to your original vote.

While this error will not have any effect on the timing of the Annual Meeting, we apologize to Mr. Ruffle for this inadvertent error and regret any inconvenience you may have been caused.



                                                Sincerely,

                                                James P. Rowan
                                                Senior Vice President
                                                and General Counsel